Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2010, in the Registration Statement on Form S-1 and related Prospectus of Eyeblaster, Inc. dated March 10, 2010.

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

Tel Aviv, Israel

March 9, 2010